Exhibit 10.63
AMENDMENT NUMBER FOURTEEN TO
THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS
     The METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS (the “Plan”) is hereby amended as follows:
1. Section 1.4.07 of the Plan is hereby amended and restated in its entirety as follows:
“1.4.07 Discontinuance of Employment for Performance: ‘Discontinuance of Employment for Performance’ means the involuntary cessation of an Employee’s employment with the Company or a Subsidiary because the Employee has failed to meet standards of job performance despite the Employee’s good faith and diligent efforts to perform all aspects of the Employee’s job, including all performance improvement assignments and expectations, each as determined by the Company or a Subsidiary in its discretion, or, in the event of a claim, by the Plan Administrator in its discretion.”
2. Section 1.4.16 of the Plan is hereby amended and restated in its entirety as follows:
“1.4.16 Performance Participant: ‘Performance Participant’ means an Employee who has received a Notice of Discontinuance and whose employment is terminated because of Discontinuance of Employment for Performance; provided, however, that the Company or Subsidiary may in its sole discretion deem any Employee whose employment is terminated because of Discontinuance of Employment for Performance to be a Performance Participant.”
3. Section 1.4.09(g) of the Plan is hereby amended and restated in its entirety as follows:
“(g) is not performing services for the Company or a Subsidiary under an agreement in which such individual acknowledges that he or she is an independent contractor and that he or she is not entitled to participate in the Company’s or Subsidiary’s employee benefit plans, or under an agreement entered into between the Company or a Subsidiary and some other person (other than a MetLife Enterprise Affiliate), in either case notwithstanding the fact that a regulatory body or court determines that such an individual is a common law employee.”
4. Section 1.4.09(c) of the Plan is hereby amended and restated in its entirety as follows:
“(c) is any one or more of (1) an officer of the Company, Metropolitan Property and Casualty Insurance Company, MetLife Bank, N.A., or MetLife Group, Inc.; or (2) anyone whose compensation is classified in the Company’s or a Subsidiary’s employee compensation classification system in an officer or officer-equivalent grade level, in each case as determined by the Company or a Subsidiary in its discretion, or, in the event of a claim, by the Plan Administrator in its discretion.”
5. This amendment shall be effective January 1, 2007.
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by an officer thereunto duly authorized on the date noted below the officer’s signature.
METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Debra Capolarello

Date: 1-26-07

Witness: /s/ Judith N. Eidenberg